Exhibit 1

This Schedule 13D has been filed to reflect acquisitions of securities by the Reporting Person.

Set forth below is a summary of the Reporting Person’s acquisitions in the Company’s stock since November 10, 2004. The Reporting Person received the restricted stock grants and stock option grants indicated below under the Company’s 2002 Plan as performance-based compensation for service to the Company. The transaction was effected at the Company’s principal executive offices in Coral Gables, Florida.

Date	Number of Shares of Class A Common Stock Acquired	Price Per Share	Description of Transaction Effected
11/28/2004	38,115	$5.73	The Reporting Person executed a cashless exercise of an option to purchase 47,500 shares of Class B Common Stock. The exercise cost was 9,385 Class B Common Stock shares, based on the price per share of $29.00 on the date of exercise (calculated by multiplying the closing market price of the Company’s Class A Common Stock into which the Series B stock could ultimately be converted). Pursuant to a deferral agreement between the Reporting Person and the Issuer, the Reporting Person deferred receipt of the 38,115 net shares of Class B Common Stock into the BankUnited Rabbi Trust f/b/o Alfred R. Camner. These shares convert into 38,115 shares of class A common stock.

02/18/2005	616	$5.675	The Reporting Person and his mother each exercised options for 308 shares of Class A Common Stock.

02/18/2005	596	$6.53	The Reporting Person and his mother each exercised options for 298 shares of Class A Common Stock.

02/18/2005	436	$4.95	The Reporting Person and his mother each exercised options for 218 shares of Class A Common Stock.

02/18/2005	364	$7.25	The Reporting Person and his mother each exercised options for 182 shares of Class A Common Stock.

04/26/2005	23,603	$7.25	The Reporting Person exercised options for 15,779 shares of Series B Preferred Stock, at a price of 10.8452, which converts into 23,603 shares of Class A Common Stock.

05/13/2005	29,850	$7.25	The Reporting Person exercised options for 19,955 shares of Series B Preferred Stock, at a price of 10.8452, which converts into 29,850 shares of Class A Common Stock.

09/14/2005	19,072	$24.47	The Reporting Person was granted a stock option under the 2002 Plan to purchase 12,750 shares of Series B Preferred Stock at an exercise price of $36.61 per share (calculated by multiplying the closing market price of the Company’s Class A Common Stock into which the Series B stock could ultimately be converted) as part of his compensation for fiscal 2005. The options immediately vest and are fully exercisable. No shares underlying the option may be sold, transferred or encumbered for a period of five years. Except in the case of death, disability, or a change in control, any shares that may be purchased and received, upon exercise may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (except for transfer to the Company) until the day subsequent to the fifth anniversary of the date of grant. These shares convert to 19,072 shares of Class A Common Stock.

09/14/2005	19,072	$25.64	The Reporting Person was granted a stock option under the 2002 Plan to purchase 12,750 shares of Series B Preferred Stock at an exercise price of $38.36 per share (calculated by multiplying the closing market price of the Company’s Class A Common Stock into which the Series B stock could ultimately be converted) as part of his compensation for fiscal 2005. The options immediately vest and are fully exercisable. No shares underlying the option may be sold, transferred or encumbered for a period of five years. Except in the case of death, disability, or a change in control, and shares that may be purchased and received, upon exercise may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (except for transfer to the Company) unit the day subsequent to the fifth anniversary of the date of grant. These shares convert to 19,072 shares of Class A Common Stock.

09/14/2005	25,403	$26.81	The Reporting Person was granted a stock option under the 2002 Plan to purchase 17,000 shares of Series B Preferred Stock at an exercise price of $40.10 per share

(calculated by multiplying the closing market price of the Company’s Class A Common Stock into which the Series B stock could ultimately be converted) as part of his compensation for fiscal 2005.
The options immediately vest and are fully exercisable. No shares underlying the option may be sold, transferred or encumbered for a period of five years. Except in the case of death, disability, or a change in control, and shares that may be purchased and received, upon exercise may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (except for transfer to the
Company) unit the day subsequent to the fifth anniversary of the date of grant. These shares
			convert to 25,403 shares of Class A Common Stock.

09/14/2005	62,827	$27.97	The Reporting Person was granted a stock option under the 2002 Plan to purchase 42,500 shares of Series B Preferred Stock at an exercise price of $41.84 per share (calculated by multiplying the closing market price of the Company’s Class A Common Stock into which the Series B stock could ultimately be converted) as part of his compensation for fiscal 2005. The options immediately vest and are fully exercisable. No shares underlying the option may be sold, transferred or encumbered for a period of five years. Except in the case of death, disability, or a change in control, and shares that may be purchased and received, upon exercise may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (except for transfer to the Company) unit the day subsequent to the fifth anniversary of the date of grant. These shares convert to 62,827 shares of Class A Common Stock.

09/30/2005	35,605	$5.73	The Reporting Person executed a cashless exercise of an option to purchase 47,500 shares of Class B Common Stock. The exercise cost was 11,895 Class B Common Stock shares, based on the price per share of $22.88 on the date of exercise (calculated by multiplying the closing market price of the Company’s Class A Common Stock into which the Series B stock could ultimately be converted). Pursuant to a deferral agreement between the Reporting Person and the Issuer, the Reporting Person deferred receipt of the 35,605 net shares of Class B Common Stock into the BankUnited Rabbi Trust f/b/o Alfred R. Camner. These shares convert to 35,605 shares of Class A Common Stock.

10/12/2005	14,959	$7.25	The Reporting Person exercised options for 10,000 shares of Series B Preferred Stock, at a price of $10.8452, which converts into 14,959 shares of Class A Common Stock.

10/27/2005	17,314	$23.10	The Reporting Person was granted an incentive award under the 2002 Plan of 11,574 restricted shares of Series B Preferred Stock. The market value of the Series B Preferred Stock on the date of grant was $34.56 (calculated by multiplying the closing market price of the Company’s Class A Common Stock on the date of the grant by 1.4959, the number of shares of Class A Common Stock into which the Series B stock could ultimately be converted). The restricted stock grant is subject to vesting over a period of six years commencing on the first anniversary date of the grant. The shares will vest immediately upon the death or disability of the Reporting Person or a change in Control of the Company. The Reporting Person is entitled to vote the restricted shares from the date of grant, to the extent that the additional vote from such shares would not increase the Reporting Person’s total voting power to more than fifty percent of the total outstanding voting power of the Company’s shareholders. These shares convert into 17,314 shares of Class A Common Stock.

11/01/2005	55,348	$23.65	The Reporting Person was granted performance based compensation in the form of an award under the 2002 Plan of 37,000 restricted shares of Series B Preferred Stock. The market value per share of the Series B Preferred Stock on the date of grant was $35.38 (calculated by multiplying the closing market price of the Company’s Class A Common Stock into which the Series B stock could ultimately be converted). The restricted stock grant is subject to being earned by the achievement of performance goals over a one year period from the date of grant and, if and when earned, is further subject to pro-rata vesting over a period of 8 years from the date on which the shares are deemed earned. The shares vest immediately upon the death or disability of the Reporting Person or a Change in Control of the Company. The Reporting Person is entitled to vote the restricted shares from the date of grant, to the extent that the additional vote from such shares would not increase the Reporting Person’s total.

voting power to more than fifty percent of the total outstanding voting power of the Company’s shareholders. No dividends will be paid or accrued on the restricted stock unless and until the shares are deemed earned. These shares convert into 55,348 shares of Class A Common Stock.

11/01/2005	55,348	$23.65	The Reporting Person was granted performance based compensation in the form of an award under the 2002 Plan of 37,000 restricted shares of Series B Preferred Stock. The market value per share of the Series B Preferred Stock on the date of grant was $35.38 (calculated by multiplying the closing market price of the Company’s Class A Common Stock into which the Series B stock could ultimately be converted). The restricted stock grant is subject to being earned by the achievement of performance goals over a one year period from the date of grant and, if and when earned, is further subject to pro-rata vesting over a period of 8 years from the date on which the shares are deemed earned. The shares vest immediately upon the death or disability of the Reporting Person or a Change in Control of the Company. The Reporting Person is entitled to vote the restricted shares from the date of grant, to the extent that the additional vote from such shares would not increase the Reporting Person’s total voting power to more than fifty percent of the total outstanding voting power of the Company’s shareholders. No dividends will be paid or accrued on the restricted stock unless and until the shares are deemed earned. These shares convert into 55,348 shares of Class A Common Stock.